Exhibit (a) (ii) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K

                          INTERMEDIATE MUNICIPAL TRUST

                                Amendment No. 12
                                     to the
                               Amended & Restated
                              DECLARATION OF TRUST

                               Dated April 2, 1999


     THIS Declaration of Trust is amended as follows:

     Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

     Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust shall be, and are established and designated as:

                     Federated Intermediate Municipal Trust
                              Institutional Shares
                                 Class Y Shares.

     The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 22nd day of August, 2003, to become effective on September 30, 2003.

     WITNESS the due execution hereof this 22nd day of August, 2003.


               /s/ John F. Donahue /s/ Lawrence D. Ellis, M.D.
                   John F. Donahue Lawrence D. Ellis, M.D.


               /s/ Thomas G. Bigley /s/ Peter E. Madden
                   Thomas G. Bigley Peter E. Madden


               /s/ John T. Conroy, Jr. /s/ Charles F. Mansfield, Jr.
                   John T. Conroy, Jr. Charles F. Mansfield, Jr.


               /s/ Nicholas P. Constantakis /s/ John E. Murray, Jr.
                   Nicholas P. Constantakis John E. Murray, Jr.


               /s/ John F. Cunningham /s/ Marjorie P. Smuts
                   John F. Cunningham Marjorie P. Smuts


               /s/ J. Christopher Donahue /s/ John S. Walsh
                   J. Christopher Donahue John S. Walsh